SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2023

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Capitol Street, Suite 3000, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The description in Item 8.01 of this Current Report on Form 8-K under the heading “Issuance and Sale of Notes” is incorporated into this Item 1.01 by reference.

Item 8.01	Other Events.

Underwriting Agreement

On February 8, 2023, Waste Management, Inc. (the “Company”) commenced and priced an underwritten public offering of $750,000,000 aggregate principal amount of its 4.625% Senior Notes due 2030 and $500,000,000 aggregate principal amount of its 4.625% Senior Notes due 2033 (collectively, the “Notes”) under the Company’s Registration Statement on Form S-3 (No. 333-264493). The Notes, which will be fully and unconditionally guaranteed by the Company’s wholly-owned subsidiary Waste Management Holdings, Inc. (“WM Holdings”), will be sold pursuant to an underwriting agreement (the “Underwriting Agreement”) entered into on February 8, 2023 among the Company, WM Holdings and J.P. Morgan Securities LLC, Mizuho Securities USA LLC, SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

The Underwriting Agreement includes the terms and conditions for the issuance and sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type. Certain of the underwriters or one of their respective affiliates are lenders under the Company’s $3.5 billion revolving credit facility and $1.0 billion, two-year, U.S. term credit agreement. Also, because certain of the underwriters or their respective affiliates serve as dealers under the Company’s commercial paper program, they may receive a portion of the net proceeds of the offering of the Notes as customary dealer fees. Certain of the underwriters or one of their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial services and brokerage services for the Company, for which they have received or will receive customary fees and expense reimbursements.

A copy of the Underwriting Agreement is being filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Issuance and Sale of Notes

Closing of the issuance and sale of the Notes is expected to occur on February 15, 2023, subject to satisfaction of customary closing conditions. The Notes will be issued under an indenture dated as of September 10, 1997, between the Company and The Bank of New York Mellon Trust Company, N.A. (the current successor to Texas Commerce Bank National Association), as trustee (the “Indenture”). The terms of the Notes and the guarantees by WM Holdings will be set forth with respect to each series of Notes in an officers’ certificate (each, an “Officers’ Certificate”) of the Company delivered pursuant to the Indenture on the closing date and guarantee agreements (each, a “Guarantee Agreement”) by WM Holdings delivered on the closing date.

Copies of the Indenture and the forms of the Officers’ Certificates and the Guarantee Agreements are being filed as Exhibits 4.1, 4.2, 4.3, 4.6 and 4.7, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement dated February 8, 2023 by and among the Company, WM Holdings and J.P. Morgan Securities LLC, Mizuho Securities USA LLC, SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

4.1	Indenture dated September 10, 1997 by and between the Company and The Bank of New York Mellon Trust Company, N.A. (the current successor to Texas Commerce Bank National Association), as trustee, relating to senior debt securities of the Company (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed September 24, 1997).
4.2	Form of Officers’ Certificate delivered pursuant to Section 3.01 of the Indenture establishing the terms and form of the 4.625% Senior Notes due 2030.
4.3	Form of Officers’ Certificate delivered pursuant to Section 3.01 of the Indenture establishing the terms and form of the 4.625% Senior Notes due 2033.
4.4	Form of 4.625% Senior Note due 2030 (included in Exhibit 4.2 above).
4.5	Form of 4.625% Senior Note due 2033 (included in Exhibit 4.3 above).
4.6	Form of Guarantee Agreement by WM Holdings in favor of the holders of the Company’s 4.625% Senior Notes due 2030.
4.7	Form of Guarantee Agreement by WM Holdings in favor of the holders of the Company’s 4.625% Senior Notes due 2033.
5.1	Opinion of Baker Botts L.L.P.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: February 13, 2023	By:	/s/ Charles C. Boettcher
Charles C. Boettcher
Executive Vice President, Corporate Development and Chief Legal Officer